Exhibit 5.1

October 16, 2026

Akanda Corp.

c/o Gowling WLG (Canada) LLP

100 King St. W, Suite 1600

Toronto, ON M5X 1G5, Canada

Dear Sirs/Mesdames:

Re: Akanda Corp. - Registration Statement on Form F-1

We have acted as Canadian counsel to Akanda Corp. (the “Corporation”), a corporation existing under the laws of the Province of Ontario, in connection with the registration of common shares in the capital of the Corporation (the “Common Shares”) pursuant to the Registration Statement on Form F-1 of the Corporation, as amended by Amendment No. 1 thereto (collectively, the “Registration Statement”), being filed by the Corporation with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Act”). We understand that the Registration Statement relates to an underwritten public offering by the Corporation of up to 10,869,565 Common Shares (the “Offered Shares”) and up to 10,869,565 pre-funded warrants (the “Pre-Funded Warrants”), each exercisable for one Common Share, and the registration of up to 10,869,565 Common Shares issuable upon exercise of the Pre-Funded Warrants (the “Warrant Shares” and, together with the Offered Shares, the “Registered Shares”), in each case as further described in the Registration Statement.

EXAMINATION OF DOCUMENTS

In giving the opinion expressed below, as Canadian counsel for the Corporation, we have examined an executed copy of the Registration Statement.

This opinion is being provided at the request of the Corporation.

For the purposes of the opinion expressed below, we have considered questions of law, made the investigations, and examined originals or copies, certified or otherwise identified to our satisfaction, of the certificates of public officials and other certificates, documents and records, that we considered necessary or relevant, including:

1.	the articles and by-laws of the Corporation (collectively, the “Constating Documents”);

2.	resolutions of the board of directors of the Corporation (the “Board”) authorizing and approving, among other things, the Registration Statement, the offering contemplated thereby and the creation, issuance and sale of the Offered Shares, the Pre-Funded Warrants and the Warrant Shares;

3.	the form of Pre-Funded Warrant filed as an exhibit to the Registration Statement;

4.	a certificate of status in respect of the Corporation issued under the Business Corporations Act (Ontario) dated the date of this opinion (the “Certificate of Status”); and

5.	as to certain matters of fact relevant to the opinion expressed below, a certificate of an officer of the Corporation dated the date of this opinion addressed to Gowling WLG (Canada) LLP.

We have not reviewed the minute books or, except as described above, any other corporate records of the Corporation.

ASSUMPTIONS AND RELIANCES

We have relied exclusively upon the certificates, documents and records we examined with respect to the accuracy of the factual matters contained in them and we have not performed any independent investigation or verification of those factual matters. We have assumed those factual matters were accurate on the date given and continue to be accurate as of the date of this opinion.

For the purposes of the opinion expressed below, we have assumed, without independent investigation or inquiry, that:

1.	with respect to all documents examined by us, the signatures are genuine, the individuals signing those documents had legal capacity at the time of signing, all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to the authentic original documents;

2.	the indices and records in all filing systems maintained in all public offices where we have searched or inquired or have caused searches or inquiries to be conducted are accurate and current, and all certificates and information issued or provided under those searches or inquiries are and remain accurate and complete;

3.	all information contained in all documents reviewed by us is true and correct; and

4.	there is no foreign law that would affect the opinion expressed herein.

We also have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that at all relevant times:

1.	at the time of offer, issuance and sale of any Registered Shares, the Registration Statement will have been declared effective under the Act, and no stop order suspending its effectiveness will have been issued and remain in effect;

2.	the Corporation has the corporate power and capacity to authorize, issue, sell and deliver the Offered Shares and the Warrant Shares and to authorize, create, issue and deliver the Pre-Funded Warrants;

3.	the Corporation has taken all necessary corporate action to authorize the offering, issuance, sale and delivery of the Offered Shares and the Pre-Funded Warrants and the issuance and delivery of the Warrant Shares upon exercise of the Pre-Funded Warrants;

4.	the terms of the Pre-Funded Warrants and the offering, issuance and sale of the Offered Shares and Pre-Funded Warrants do not and will not conflict with or result in a breach of or default under the Constating Documents, any resolutions of the Board or shareholders of the Corporation, any agreement or obligation of the Corporation, or applicable law;

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5.	the Offered Shares will be issued and sold in the manner stated in the Registration Statement and the Corporation will receive the consideration required to be paid therefor;

6.	the Warrant Shares will be issued only upon the due and valid exercise of the Pre-Funded Warrants in accordance with their terms and the Corporation will receive the exercise price and any other consideration required to be paid therefor;

7.	all Registered Shares and Pre-Funded Warrants will be offered and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement;

8.	no order, ruling or decision of any court or regulatory or administrative body is in effect at any relevant time that restricts the issuance of the Registered Shares or the Pre-Funded Warrants.

Where our opinion expressed herein refers to any of the Registered Shares having been issued as “fully paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been received by the Corporation for such Registered Shares. No opinion is expressed as to the adequacy of any consideration received.

In giving the opinion expressed in paragraph 1 below, we have relied solely on the Certificate of Status, which we have assumed continues to be accurate as of the date hereof.

LAWS ADDRESSED

We are solicitors qualified to express opinions only with respect to the laws of the Province of Ontario and the opinion expressed herein relates only to the laws of the Province of Ontario and the federal laws of Canada applicable therein as in effect on the date hereof.

OPINION

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	The Corporation is an existing corporation under the Business Corporations Act (Ontario);

2.	Upon the issuance and sale of the Offered Shares in the manner described in the Registration Statement and receipt by the Corporation of the consideration required to be paid therefor, the Offered Shares will be validly issued as fully paid and non-assessable common shares of the Corporation;

3.	Upon the due and valid exercise of the Pre-Funded Warrants in accordance with their terms and receipt by the Corporation of the exercise price and any other consideration required to be paid therefor, the Warrant Shares issued upon such exercise will be validly issued as fully paid and non-assessable common shares of the Corporation; and

4.	The statements concerning Canadian tax matters set forth in the Registration Statement under the subheading “Certain Material Canadian Federal Income Tax Considerations” under the heading “Certain Tax Considerations”, insofar as they purport to describe the provisions of the laws referred to therein, represent our opinion with respect to the matters discussed therein, subject to the qualifications, assumptions and limitations set out under such heading.

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QUALIFICATIONS AND LIMITATIONS

1.	We express no opinion as to the validity, binding effect or enforceability of the Pre-Funded Warrants or any underwriting, purchase or other agreement relating to the offering contemplated by the Registration Statement.

2.	Except for the opinion expressly set forth in paragraph 4 above with respect to Canadian federal income tax matters, we express no opinion as to compliance by the Corporation or any other person with any securities laws in connection with the offer, sale or distribution of the securities covered by the Registration Statement.

RELIANCE

This opinion is furnished in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion may not otherwise be disclosed, quoted, filed with a government agency or referred to without our prior express consent.

Our opinion is given as of the date of this opinion letter. Among other things, our opinion does not take into account any circumstance (including changes in law or facts or the conduct of any of the relevant parties) that may occur after that date. We assume no obligation to update or supplement the opinion set forth herein to reflect any changes of law or fact that may occur.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name on the cover page, under the heading “Legal Matters”, and under the subheading “Certain Material Canadian Federal Income Tax Considerations” under the heading “Certain Tax Considerations” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

Yours truly,

“Gowling WLG (Canada) LLP”

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